                                                                      EXHIBIT 11
                                                                     Page 1 of 2
                          MARRIOTT INTERNATIONAL, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (in millions, except per share amounts)

                                                         Twenty-      Twenty-
                               Twelve       Twelve        Four         Four
                                Weeks        Weeks        Weeks        Weeks
                                Ended        Ended        Ended        Ended
                               June 14,     June 16,     June 14,     June 16,
                                 1996         1995         1996        1995
                              ---------    ---------    ---------   ---------
Computation of Primary
- ----------------------
Earnings Per Share
- ------------------

Net income ..................    $   75       $   59       $  138      $  111
                              =========    =========    =========   =========
Shares -
Weighted average number of
 shares outstanding .........     127.7        124.7        127.1       124.2
  Assuming distribution of
   shares reserved under
   employee stock purchase
   plan, based on
   withholdings to date,
   less shares assumed
   purchased at average
   market............               -            -            0.1         0.1
  Assuming distribution of
   shares granted under
   employee stock option
   plan, less shares assumed
   purchased at average
   market....................       4.5          3.6          4.3         3.4
  Assuming distribution of
   shares granted under
   deferred stock incentive
   plan, less shares assumed
   purchased at average
   market....................       3.2          3.2          3.2         3.2
                              ---------    ---------    ---------   ---------
                                  135.4        131.5        134.7       130.9
                              =========    =========    =========   =========

Primary Earnings Per Share       $ 0.55       $ 0.45       $ 1.02      $ 0.85
                              =========    =========    =========   =========


                                                                      EXHIBIT 11
                                                                     Page 2 of 2
                          MARRIOTT INTERNATIONAL, INC.
                 COMPUTATION OF EARNINGS PER SHARE (Continued)
                    (in millions, except per share amounts)

                                                         Twenty-     Twenty-
                               Twelve       Twelve        Four        Four
                                Weeks        Weeks        Weeks       Weeks
                                Ended        Ended        Ended       Ended
                               June 14,     June 16,     June 14,    June 16,
                                 1996         1995         1996        1995
                              ---------    ---------    ---------   ---------
Computation of Fully Diluted
- ----------------------------
Earnings Per Share
- ------------------

Earnings -
  Net income.................    $   75       $   59       $  138      $  111
  After-tax interest expense
   on convertible
   subordinated debt.........         2          -              2         -
                              ---------    ---------    ---------   ---------
  Net income for fully
   diluted earnings
   per share.................    $   77       $   59       $  140      $  111
                              =========    =========    =========   =========

Shares -
  Weighted average number of
   shares outstanding........     127.7        124.7        127.1       124.2
    Assuming distribution of
     shares reserved under
     employee stock purchase
     plan, based on with-
     holdings to date, less
     shares assumed purchased
     at greater of average or
     ending market...........       0.1          -            0.1         0.1
    Assuming distribution of
     shares granted under
     employee stock option
     plan, less shares
     assumed purchased at
     greater of average or
     ending market...........       4.5          3.6          4.5         3.7
    Assuming distribution of
     shares granted under
     deferred stock incentive
     plan, less shares
     assumed purchased at
     greater of average or
     ending market...........       3.2          3.2          3.2         3.2
    Assuming issuance of
     shares upon conversion
     of convertible
     subordinated debt.......       4.7          -            2.4         -
                              ---------    ---------    ---------   ---------
                                  140.2        131.5        137.3       131.2
                              =========    =========    =========   =========

Fully Diluted Earnings
 Per Share                       $ 0.55       $ 0.45       $ 1.02      $ 0.85
                              =========    =========    =========   =========
